Exhibit 10.45

First Amendment to Note and Warrant Purchase Agreement

FIRST AMENDMENT TO

NOTE AND WARRANT PURCHASE AGREEMENT

by and between Exyn Technologies, Inc. and Evergreen Capital Management, LLC

Dated as of May 6, 2026

This FIRST AMENDMENT TO NOTE AND WARRANT PURCHASE AGREEMENT (this “Amendment”) is entered into as of May 6, 2026 (the “Amendment Effective Date”), by and between Exyn Technologies, Inc., a Delaware corporation (the “Company”), and Evergreen Capital Management, LLC (the “Lender”, and together with the Company, the “Parties”), and amends that certain Note and Warrant Purchase Agreement, dated as of April 30, 2026, by and between the Parties (as in effect immediately prior to the Amendment Effective Date, the “Existing Purchase Agreement”; and as amended by this Amendment and as further amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”). Capitalized terms used and not otherwise defined in this Amendment shall have the meanings ascribed to them in the Purchase Agreement.

RECITALS

WHEREAS, pursuant to the Existing Purchase Agreement, the Company issued and sold to the Lender (i) a Senior Secured Convertible Promissory Note in the original principal face amount of $588,235.29 (the “Initial Note”), (ii) a warrant to purchase shares of Common Stock (the “Initial Warrant”), and (iii) twenty-five thousand (25,000) shares of Common Stock as an equity kicker (the “Initial Equity Kicker Shares”), in exchange for an aggregate cash purchase price of $500,000.00;

WHEREAS, Section 1.4 of the Existing Purchase Agreement (the “Additional Draw Option”) provides the Company a one-time option, exercisable on or prior to the date that is ninety (90) days following the Closing and subject to the mutual written agreement of the Parties, to draw an additional $500,000 in cash from the Lender on terms substantively identical to those of the initial Financing, including a 15% original issue discount (resulting in an additional face amount of $588,235.29), 10% per annum interest, 100% warrant coverage, and the same security, conversion, and registration-rights terms as set forth in the Existing Purchase Agreement, with any exercise to be documented by an amendment or supplement to the Existing Purchase Agreement and the other Transaction Documents executed by the Parties;

WHEREAS, the Parties have mutually agreed in writing to exercise the Additional Draw Option and to consummate the additional draw on the Amendment Effective Date;

WHEREAS, as additional consideration for the Lender’s agreement to fund the Additional Draw and to enter into this Amendment, the Parties have agreed that the Company shall issue to the Lender an additional twenty-five thousand (25,000) shares of Common Stock as an equity kicker, on the same terms as the Initial Equity Kicker Shares; and

WHEREAS, the Parties now desire to amend the Existing Purchase Agreement and the other Transaction Documents as set forth herein to document the exercise of the Additional Draw Option, the issuance of the Additional Note, the Additional Warrant, and the Additional Equity Kicker Shares, and to make such other amendments as are necessary or appropriate to give effect to the foregoing.

First Amendment to Note and Warrant Purchase Agreement

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I — DEFINITIONS

1.1. Defined Terms. As used in this Amendment, the following terms shall have the meanings set forth below:

“Additional Closing” means the closing of the issuance and sale of the Additional Note and the Additional Warrant, and the issuance of the Additional Equity Kicker Shares, in each case pursuant to this Amendment.

“Additional Closing Date” means May 6, 2026, or such other date as the Parties may agree in writing.

“Additional Equity Kicker Shares” means the twenty-five thousand (25,000) shares of Common Stock to be issued by the Company to the Lender at the Additional Closing pursuant to Section 2.3 of this Amendment.

“Additional Note” means the Senior Secured Convertible Promissory Note in the original principal face amount of $588,235.29, to be issued by the Company to the Lender at the Additional Closing pursuant to Section 2.1 of this Amendment, in form and substance substantively identical to the Initial Note (with such modifications as are necessary to reflect the Issuance Date of the Additional Note and to conform to this Amendment).

“Additional Purchase Price” means $500,000.00 in cash, representing the aggregate cash consideration payable by the Lender at the Additional Closing in exchange for the Additional Note, the Additional Warrant, and the Additional Equity Kicker Shares.

“Additional Warrant” means the warrant to purchase shares of Common Stock to be issued by the Company to the Lender at the Additional Closing pursuant to Section 2.2 of this Amendment, providing for 100% warrant coverage on the Additional Note, in form and substance substantively identical to the Initial Warrant (including a per-share exercise price equal to the IPO Price).

“Additional Securities” means, collectively, the Additional Note, the Additional Warrant, and the Additional Equity Kicker Shares.

ARTICLE II — EXERCISE OF ADDITIONAL DRAW OPTION; ISSUANCE AND SALE

2.1. Additional Note. Pursuant to and in accordance with Section 1.4 of the Existing Purchase Agreement, the Parties hereby confirm the exercise of the Additional Draw Option. Subject to the terms and conditions of the Purchase Agreement and this Amendment, at the Additional Closing the Company shall issue, sell and deliver to the Lender, and the Lender shall purchase from the Company, the Additional Note in the original principal face amount of $588,235.29. The Additional Note shall be issued with an original issue discount equal to fifteen percent (15%) of its Principal Amount (i.e., $88,235.29), shall bear interest at the rate of 10% per annum, and shall otherwise have terms substantively identical to the Initial Note, including with respect to maturity, conversion, security, ranking and subordination.

2.2. Additional Warrant. At the Additional Closing, the Company shall issue and deliver to the Lender the Additional Warrant, providing for 100% warrant coverage on the Additional Note (i.e., entitling the Lender to purchase that number of shares of Common Stock equal to $588,235.29 divided by the applicable Warrant Price), with a per-share exercise price equal to the IPO Price and otherwise on the economic and governance terms set forth in the Purchase Agreement and the Term Sheet.

First Amendment to Note and Warrant Purchase Agreement

2.3. Additional Equity Kicker Shares. Upon the Additional Closing, and as additional consideration for the Lender’s entry into this Amendment and the funding of the Additional Purchase Price, the Company shall issue to the Lender twenty-five thousand (25,000) shares of Common Stock (the “Additional Equity Kicker Shares”) as additional consideration for the Lender’s entry into this Amendment. The Additional Equity Kicker Shares shall be duly authorized, validly issued, fully paid and non-assessable, and shall be issued in the name of Evergreen Capital Management, LLC. The Additional Equity Kicker Shares and related rights are independent of, and shall not be subordinated to, any equity or conversion rights of any other creditor or equity holder of the Company, and no third-party consent shall be required for their issuance, registration, resale or enforcement. The Company shall reserve a sufficient number of shares of Common Stock for issuance pursuant to this Section 2.3 and shall take all corporate action necessary to authorize and effect such issuance at the Additional Closing.

2.4. Additional Purchase Price. In consideration of the issuance and delivery by the Company of the Additional Securities, at the Additional Closing the Lender shall pay to the Company the Additional Purchase Price of $500,000.00 in immediately available funds to an account designated in writing by the Company.

2.5. Use of Proceeds. The Company shall use the proceeds of the Additional Purchase Price for general working capital, IPO-readiness expenses, and such other purposes as may be agreed between the Company and the Lender in writing. The Company shall not, without the Lender’s prior written consent, apply any portion of the proceeds of the Additional Purchase Price to the repayment of any existing indebtedness of the Company.

ARTICLE III — THE ADDITIONAL CLOSING

3.1. Closing. The Additional Closing shall take place remotely by exchange of executed documents and wire transfer of funds on the Additional Closing Date, or such other date as the Parties may agree in writing.

3.2. Deliveries by the Company. At the Additional Closing, the Company shall deliver to the Lender: (i) the duly executed Additional Note; (ii) the duly executed Additional Warrant (substantively identical to the Initial Warrant, with a per-share exercise price equal to the IPO Price); (iii) a stock certificate or book-entry notice evidencing the issuance of the Additional Equity Kicker Shares in the name of the Lender; (iv) such amendments, joinders, supplements or reaffirmations of the Security Agreement, and such additional UCC financing statements or other filings, as the Lender may reasonably request to confirm and continue the perfection of the Lender’s security interest in the Collateral with respect to the Additional Note; (v) such amendments, joinders, supplements or reaffirmations of the Subordination Agreement as Western Alliance Bank may reasonably require; (vi) a Secretary’s Certificate of the Company certifying its constituent documents and any board (and, if required, stockholder) authorizing resolutions with respect to this Amendment and the transactions contemplated hereby; (vii) an Officer’s Certificate as to the accuracy of the representations and warranties set forth in Article V of this Amendment and the satisfaction of the conditions set forth in Article IV of this Amendment; and (viii) such legal opinions and additional documents as the Lender may reasonably request.

First Amendment to Note and Warrant Purchase Agreement

3.3. Deliveries by the Lender. At the Additional Closing, the Lender shall deliver to the Company: (i) the Additional Purchase Price by wire transfer of immediately available funds to an account designated in writing by the Company; (ii) duly executed counterparts of this Amendment and any amendments, joinders, supplements or reaffirmations of the Security Agreement and the Subordination Agreement contemplated by Section 3.2; and (iii) a bring-down of the accredited investor questionnaire previously delivered, or, if requested by the Company, a newly completed and executed accredited investor questionnaire. The Lender shall also deliver, prior to the pricing of the IPO, a customary lock-up letter to the Representative substantially consistent with Section 5.6 of the Purchase Agreement if so requested by the Representative.

ARTICLE IV — CONDITIONS PRECEDENT TO THE ADDITIONAL CLOSING

4.1. Conditions to Lender’s Obligation. The obligation of the Lender to consummate the Additional Closing is subject to the satisfaction (or written waiver by the Lender) of the following conditions: (i) the representations and warranties of the Company set forth in the Purchase Agreement and in Article V of this Amendment shall be true and correct in all material respects as of the Additional Closing Date, as if made on and as of such date (except for representations and warranties that speak as of a specified date, which shall be true and correct in all material respects as of such specified date); (ii) the Company shall have performed and complied in all material respects with all of its covenants under the Purchase Agreement and this Amendment required to be performed at or prior to the Additional Closing; (iii) the Company shall have delivered all documents and instruments required under Section 3.2 of this Amendment; (iv) the Lender’s security interest in the Collateral shall remain duly perfected and shall extend to secure all obligations of the Company under the Additional Note; (v) the Subordination Agreement (as amended, supplemented or reaffirmed as contemplated by Section 3.2) shall be in full force and effect; and (vi) no Material Adverse Effect shall have occurred since the date of the Existing Purchase Agreement.

4.2. Conditions to Company’s Obligation. The obligation of the Company to consummate the Additional Closing is subject to (i) the truth and correctness in all material respects of the Lender’s representations and warranties set forth in Article IV of the Existing Purchase Agreement (as if made as of the Additional Closing Date) and Article VI of this Amendment; (ii) performance by the Lender in all material respects of its covenants under the Purchase Agreement and this Amendment; and (iii) receipt of the Additional Purchase Price by the Company.

ARTICLE V — REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Lender as of the Amendment Effective Date and as of the Additional Closing Date as follows: (a) each of the representations and warranties of the Company set forth in Article III of the Existing Purchase Agreement is true and correct in all material respects as if made on and as of such date (except for representations and warranties that speak as of a specified date, which were true and correct in all material respects as of such specified date), and shall be deemed to be made with respect to this Amendment, the Additional Note, the Additional Warrant and the Additional Equity Kicker Shares as well as the Initial Note, the Initial Warrant and the Initial Equity Kicker Shares; (b) the Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Amendment, to issue the Additional Note, the Additional Warrant and the Additional Equity Kicker Shares, and to consummate the transactions contemplated hereby; (c) all corporate action on the part of the Company necessary for the authorization, execution, delivery and performance of this Amendment and the issuance and delivery of the Additional Note, the Additional Warrant and the Additional Equity Kicker Shares has been taken or, as of the Additional Closing Date, will have been taken; (d) the execution, delivery and performance of this Amendment and the consummation of the transactions contemplated hereby do not and will not (i) violate any provision of the Company’s charter or bylaws, (ii) conflict with, result in a breach of, or constitute a default under any material agreement to which the Company is a party (including any agreement with Western Alliance Bank or any holder of Other Convertible Notes, except as may be addressed by the Subordination Agreement and customary intercreditor arrangements), or (iii) violate any law or governmental order applicable to the Company; and (e) no Event of Default has occurred and is continuing under the Initial Note or any other Transaction Document.

First Amendment to Note and Warrant Purchase Agreement

ARTICLE VI — REPRESENTATIONS AND WARRANTIES OF THE LENDER

The Lender represents and warrants to the Company as of the Amendment Effective Date and as of the Additional Closing Date that each of the representations and warranties of the Lender set forth in Article IV of the Existing Purchase Agreement is true and correct in all material respects as if made on and as of such date (except for representations and warranties that speak as of a specified date, which were true and correct in all material respects as of such specified date), and shall be deemed to be made with respect to this Amendment, the Additional Note, the Additional Warrant and the Additional Equity Kicker Shares as well as the Initial Note, the Initial Warrant and the Initial Equity Kicker Shares.

ARTICLE VII — APPLICATION OF EXISTING TERMS TO ADDITIONAL SECURITIES

7.1. Treatment as Securities and Equity Kicker Shares. From and after the Additional Closing, (a) the Additional Note and the Additional Warrant shall together constitute “Securities” for all purposes of the Purchase Agreement and the other Transaction Documents, (b) the Additional Equity Kicker Shares shall constitute “Equity Kicker Shares” for all purposes of the Purchase Agreement and the other Transaction Documents, and (c) the Conversion Shares issuable upon conversion of the Additional Note, the Warrant Shares issuable upon exercise of the Additional Warrant, and the Additional Equity Kicker Shares shall each constitute “Registrable Securities” for all purposes of Section 5.2 of the Purchase Agreement.

7.2. Reservation of Shares. The Company shall, at all times following the Additional Closing, reserve and keep available out of its authorized but unissued shares of Common Stock the number of shares necessary to satisfy the issuance of the Additional Equity Kicker Shares pursuant to Section 2.3 hereof and the issuance of shares upon conversion of the Additional Note and exercise of the Additional Warrant, in each case in addition to the shares reserved pursuant to Section 5.1 of the Purchase Agreement.

7.3. Pari Passu and Subordination. The Additional Note shall (a) rank pari passu in right of payment with the Initial Note and all Other Convertible Notes outstanding from time to time, in accordance with Section 5.4 of the Purchase Agreement and Section 3.1 of the Initial Note, and (b) be subordinate to all Senior Indebtedness owed to Western Alliance Bank, in accordance with Section 5.5 of the Purchase Agreement, Section 3.2 of the Initial Note, and the Subordination Agreement.

7.4. Security. The Lender’s security interest in the Collateral granted under the Security Agreement shall continue in full force and effect and shall extend to secure all obligations of the Company under the Additional Note, in addition to the obligations of the Company under the Initial Note. The Company shall, upon the Lender’s reasonable request, execute and deliver such amendments, joinders, supplements or reaffirmations of the Security Agreement, and such additional UCC financing statements and other filings, as the Lender may reasonably request to confirm and continue the perfection and priority of the Lender’s security interest in the Collateral as so extended.

First Amendment to Note and Warrant Purchase Agreement

7.5. Lock-Up. The Lender hereby acknowledges and agrees that the Additional Note, the Additional Warrant, the Conversion Shares and Warrant Shares relating to the Additional Securities, and the Additional Equity Kicker Shares shall each constitute “Lock-Up Securities” for all purposes of Section 5.6 of the Purchase Agreement, and shall be subject to the ninety (90) day IPO lock-up restriction set forth therein on the same terms as the Initial Note, the Initial Warrant and the Initial Equity Kicker Shares.

ARTICLE VIII — MISCELLANEOUS

8.1. Expenses. Section 8.1 of the Existing Purchase Agreement (Expenses) shall apply, mutatis mutandis, to this Amendment and the transactions contemplated hereby; provided, however, that the cap on reimbursable Lender fees and expenses set forth therein shall not apply to, and shall not be reduced by, fees and expenses incurred by the Lender in connection with the negotiation, documentation and closing of this Amendment, with respect to which the Company shall reimburse the Lender for all reasonable and documented out-of-pocket fees and expenses (including legal fees) incurred by the Lender in connection herewith up to a separate cap of $1,500.00.

8.2. Effect of Amendment; No Other Changes. Except as expressly amended, modified or supplemented by this Amendment, the Existing Purchase Agreement and each of the other Transaction Documents shall remain unmodified and in full force and effect, and are hereby ratified and confirmed in all respects by the Parties. On and after the Amendment Effective Date, each reference in the Existing Purchase Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import shall mean and be a reference to the Purchase Agreement as amended by this Amendment.

8.3. Transaction Document. This Amendment shall constitute a “Transaction Document” for all purposes of the Purchase Agreement and the other Transaction Documents. The amendments and supplements set forth herein constitute the documentation of the exercise of the Additional Draw Option contemplated by the second sentence of Section 1.4 of the Existing Purchase Agreement.

8.4. Governing Law; Jurisdiction. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Nevada, without regard to conflict-of-laws principles. The Parties hereby submit to the exclusive jurisdiction of the state and federal courts located in the State of Nevada for the resolution of all disputes arising hereunder.

8.5. Entire Agreement; Amendment. This Amendment, together with the Purchase Agreement and the other Transaction Documents, constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and term sheets with respect to such subject matter, except that the binding sections of the Term Sheet dated April 23, 2026 shall remain in effect to the extent not superseded hereby. This Amendment may be amended only by a writing signed by both Parties.

8.6. Assignment. Section 8.5 of the Existing Purchase Agreement (Assignment) shall apply, mutatis mutandis, to this Amendment.

8.7. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

8.8. Severability. If any provision of this Amendment is held invalid or unenforceable, the remaining provisions shall continue in full force and effect.

First Amendment to Note and Warrant Purchase Agreement

8.9. Counterparts; Electronic Signatures. This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Signatures delivered by electronic transmission (including DocuSign or PDF) shall have the same effect as original signatures.

8.10. Survival. The representations, warranties and covenants of the Parties set forth herein shall survive the Additional Closing for the periods set forth herein or, if not specified, for the maximum period permitted by applicable law.

First Amendment to Note and Warrant Purchase Agreement

SIGNATURE PAGE

IN WITNESS WHEREOF, the Parties have executed this First Amendment to Note and Warrant Purchase Agreement as of the Amendment Effective Date.

Exyn Technologies, Inc.

By:	/s/ Brandon Torres Declet
Name:	Brandon Torres Declet
Title:	Chief Executive Officer
Date:	05/06/2026

Evergreen Capital Management, LLC

By:	/s/ Jeff Pazdro
Name:	Jeff Pazdro
Title:	Manager
Date:	05/06/2026